UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
October 8, 2008

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2008, Maine Public Service Company (“MPS”), a wholly-owned subsidiary of Maine & Maritimes Corporation (AMEX: MAM) entered into a Joint Development Agreement with Central Maine Power Company (“CMP”).  Under this agreement, the parties will continue their development of a 345 kV electric transmission line between the MPS system and the CMP system.  Ongoing development activities include the acquisition of land contracts in the transmission corridor, the acquisition of necessary governmental permits and approvals, seeking commitments from generators, and obtaining approval from New England transmission owners to regionally allocate the costs of the project.  Following the development phase, if certain conditions have been met, the parties intend to enter into a Joint Ownership Agreement to construct the line based on the terms outlined in Exhibit A of the Joint Development Agreement.

The Joint Development Agreement is filed as Exhibit 10.1 to this report and incorporated herein by this reference.  The foregoing description of the material terms of the agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)  Exhibits.

Exhibit No.

10.1 Joint Development Agreement, dated October 2, 2008, between Maine Public Service Company and Central Maine Power Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008
MAINE & MARITIMES CORPORATION
By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO